Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2014 Equity Incentive Plan of Castlight Health, Inc. of our reports dated February 24, 2021, with respect to the consolidated financial statements of Castlight Health, Inc. and the effectiveness of internal control over financial reporting of Castlight Health, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2020, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Francisco, California
February 24, 2021